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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 033-61601

                   PRICING SUPPLEMENT, DATED APRIL 4, 1997
                TO PROSPECTUS SUPPLEMENT DATED OCTOBER 6, 1995
                    TO PROSPECTUS DATED SEPTEMBER 27, 1995

                             BANPONCE CORPORATION

                         MEDIUM-TERM NOTES, SERIES 2
             DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE


PRINCIPAL AMOUNT............................ $25,000,000.00
ORIGINAL ISSUE DATE......................... April 8, 1997
MATURITY DATE............................... October 8, 1998
GLOBAL NOTE................................. Yes
INITIAL INTEREST RATE....................... 6.55%
INTEREST RATE BASIS......................... Fixed
INDEX MATURITY.............................. N/A
SPREAD...................................... N/A
INTEREST RATE RESET PERIOD.................. N/A
INTEREST PAYMENT PERIOD..................... June 15, December 15, and at
                                             maturity.  (First interest payment
                                             06/15/97).

The proceeds from the issuance of the Note to which this Pricing Supplement relates will be used to finance BanPonce Financial Corporation subsidiaries.